Schedule 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     Of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement [   ]  Confidential, for Use of the
                                            Commission Only (as
                                            Permitted by Rule 14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           K-V PHARMACEUTICAL COMPANY
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

         1) Title to each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:


[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                          K-V PHARMACEUTICAL COMPANY
                             2503 South Hanley Road
                            St. Louis, Missouri 63144

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 28, 2003


                                                             St. Louis, Missouri
                                                                   July 15, 2003

         The Annual Meeting of Shareholders of K-V Pharmaceutical Company will be held on Thursday, August 28, 2003, at 9:00 A.M., Central Daylight Savings Time, at The St. Louis Club (Lewis and Clark Room, 16th Floor), 7701 Forsyth Boulevard, Clayton, Missouri 63105, for the following purposes:

         1. To elect two Class B directors, to hold office for three years; and

         2. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on July 1, 2003, will be entitled to vote at the meeting or at any adjournment thereof. Lists of all holders of Class A Common Stock and all holders of Class B Common Stock entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the annual meeting, for 10 days prior to the date thereof, at the office of the Company at 2503 South Hanley Road, St. Louis, Missouri 63144.

         A copy of the 2003 Annual Report to Shareholders is enclosed.

                                              By Order of the Board of Directors

                                                      Alan G. Johnson, Secretary

         Whether or not you intend to be present at the meeting, please mark, sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the meeting. A return addressed envelope is enclosed for your convenience.

                           K-V PHARMACEUTICAL COMPANY
                             2503 South Hanley Road
                            St. Louis, Missouri 63144

                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of K-V Pharmaceutical Company (the "Company"). Whether or not you expect to attend the meeting in person, please specify your choice by marking and returning your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wish. If no election is made in the proxy the Company receives from you, your proxy will be voted for the nominees for director named in this proxy statement. This proxy statement and form of proxy were first mailed to shareholders on or about July 15, 2003.

                               REVOCATION OF PROXY

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing, provided that your notice of revocation is actually received by the Secretary prior to the voting of the proxy.

                                   RECORD DATE

         Shareholders of record at the close of business on July 1, 2003, will be entitled to vote at the meeting.

                       ACTION TO BE TAKEN UNDER THE PROXY

         Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, Marc S. Hermelin and Gerald R. Mitchell, or the one of them who acts, will vote:

1. FOR the election of Victor M. Hermelin and Alan G. Johnson as the Class B directors of the Company, to hold office for three years and until their respective successors have been duly elected and qualified; and

2. In their discretion on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Victor M. Hermelin and Alan G. Johnson are presently directors. Should either nominee become unavailable or decline to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other person as may be designated by the Board of Directors. The Board of Directors is not aware of any circumstances likely to cause either nominee to be unavailable for election or to decline to serve.

                     SECURITY OWNERSHIP OF PRINCIPAL HOLDERS
                                 AND MANAGEMENT

         On July 1, 2003, there were 21,757,734 shares of Class A Common Stock ("Class A Stock") outstanding and 10,604,829 shares of Class B Common Stock ("Class B Stock") outstanding, which constitute all of the outstanding voting shares of the Company. Each share of Class A Stock is entitled to one-twentieth of one vote (or 1,087,887 votes if all outstanding shares of Class A Stock are voted), and each share of Class B Stock is entitled to one vote on all matters to come before the Annual Meeting.

         Under applicable state law and the provisions of the Company's Certificate of Incorporation and By-laws: (i) the vote required for the election of a director is a plurality of the votes of the issued and outstanding shares of Class A Stock and Class B Stock, as a single class, present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote on the election of directors, and (ii) the vote required for other matters that may come before the meeting generally is the affirmative vote of a majority of the issued and outstanding shares of Common Stock present in person or represented by proxy at a meeting of shareholders and entitled to vote. Except as otherwise required by law, in all voting, each share of Class A Stock has one-twentieth of one vote and each share of Class B Stock has one vote, and votes representing Class A Stock and Class B Stock vote as a single class.

         Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Brokers are permitted to vote proxies of any client in their own discretion as to the non-contested election of directors if the client has not furnished voting instructions within 10 days of the meeting. Certain proposals other than the election of directors are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes on matters on which they are not voted are referred to as "broker non-votes." With respect to most votes by shareholders, shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum, but not in determining the number of shares necessary for approval of a proposal. However, when shareholders are requested to vote on certain other matters, in determining whether such a proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

         Based on the above: (a) abstentions from voting and broker non-votes on the issue of the election of directors will operate as neither a vote for nor a vote against any nominee; and (b) abstentions from voting and broker non-votes on any other proposal that may come before the meeting could have either no effect on the outcome of the vote or could operate as a vote against the proposal, depending on the nature of the proposal and vote required for its passage.

         Votes will be counted by a duly appointed inspector of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

         The following table lists all shares of Class A Stock and Class B Stock beneficially owned at July 1, 2003, by each person known to the Company to own beneficially 5% or more of its shares of either Class A Stock or Class B Stock, by each of the Company's directors, and by all directors and executive officers as a group. Except as indicated by the footnotes following the table, each person listed has sole voting and investment power over the shares listed opposite the person's name:



                                         Amount of                          Amount of
                                        Beneficial                         Beneficial
                                        Ownership-        Percent of       Ownership-        Percent of
          Name and Address            Class A Stock (a)   Class (b)      Class B Stock (a)   Class (b)
          ----------------            --------------      ----------     --------------      ----------

Lawrence Brody, Minnette Hermelin        999,875(c)          4.6%         1,384,875(c)          13.1%
and Marc S. Hermelin Trustees
     One Metropolitan Square
     St. Louis, Missouri 63101

Lawrence Brody, Arnold L. Hermelin       973,250(d)          4.5%         1,388,250(d)          13.1%
and Marc S. Hermelin Trustees
     One Metropolitan Square
     St. Louis, Missouri 63101

Lawrence Brody, Marc S. Hermelin         964,776(e)          4.4%         1,353,077(e)          12.8%
and David S. Hermelin Trustees
     One Metropolitan Square
     St. Louis, Missouri 63101

EARNEST Partners, LLC                       ---               o             889,097(f)           8.4%
     75 Fourteenth Street
     Suite 2300
     Atlanta, Georgia 30309

Neuberger Berman Inc.                  2,607,903(g)         12.0%              ---                o
     605 Third Avenue
     New York, New York 10158

Minnette Hermelin                         19,827(h)           o              19,827(h)            o
     2503 S. Hanley Road
     St. Louis, Missouri 63144

Provident Investment Counsel           1,087,669(i)          5.0%              ---                o
     300 North Lake Avenue
     Pasadena, California 91101

Marc S. Hermelin                         276,324(j)          1.3%           889,966(j)           8.3%
     2503 S. Hanley Road
     St. Louis, Missouri 63144

Alan G. Johnson                          126,000              o             125,250             1.2%

Victor M. Hermelin                         8,079              o             251,250             2.4%

Jean M. Bellin                              ---               o               1,000              o

Norman D. Schellenger                       ---               o               7,750              o

David S. Hermelin                         11,100(k)           o              37,500(k)           o

Kevin S. Carlie                             ---               o               4,800              o

John P. Isakson                             ---               o               1,000              o

Gerald R. Mitchell                        25,785              o              48,375              o

Raymond F. Chiostri                       18,550              o              38,250              o

All current directors and executive    3,392,639(l)         15.4%         5,493,843(l)         50.5%
officers as a group (9 individuals)



---------------------

 o Less than one percent

(a) Includes the following shares which were not owned by the persons listed but which could be purchased from the Company under options exercisable currently or within 60 days after July 1, 2003.




                                                           Shares of Class A         Shares of Class B
                                                             Common Stock               Common Stock

         Marc S. Hermelin ...................                   150,000                   176,150

         Victor M. Hermelin..................                     -0-                      37,500

         Alan G. Johnson.....................                   60,000                     60,000

         Gerald R. Mitchell..................                    2,235                     2,285

         Raymond F. Chiostri.................                     300                       -0-

         David S. Hermelin...................                    2,100                      -0-

         Norman D. Schellenger...............                     -0-                       -0-

         Kevin S. Carlie.....................                     -0-                      4,800

         John P. Isakson.....................                     -0-                      1,000

         Jean M. Bellin......................                     -0-                      1,000


(b) In determining the percentages of shares deemed beneficially owned by each director and officer, the exercise of all options held by each person which are currently exercisable or will become exercisable within 60 days of July 1, 2003, is assumed.

(c) These shares are held in an irrevocable trust created by another party, the beneficiary of which is Anne S. Kirschner.

(d) These shares are held in an irrevocable trust created by another party, the beneficiary of which is Arnold L. Hermelin.

(e) These shares are held in two irrevocable trusts created by another party, the beneficiaries of which are Marc S. Hermelin (as to 608,026 shares of Class A Common Stock and 671,327 shares of Class B Common Stock), and Minnette Hermelin, the mother of Marc S. Hermelin (as to 356,750 shares of Class A Common Stock and 681,750 shares of Class B Common Stock).

(f) Based on Schedule 13G filed with the Securities and Exchange Commission dated December 31, 2002.

(g) Based on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission dated December 31, 2002. Includes 1,566,700 shares of Class A Common Stock beneficially owned by Neuberger Berman Genesis Fund Portfolio and 1,041,203 shares of Class A Common Stock beneficially owned by Neuberger Berman's various other funds, none of which have more than a 5% interest in the Company's Class A Common Stock.

(h) Does not include 999,875 shares of Class A Common Stock and 1,384,875 shares of Class B Common Stock held in the irrevocable trust referred to in footnote (c), over which Minnette Hermelin shares voting and investment power as one of three trustees.

(i) Based on Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission dated August 31, 2002.

(j) Does not include 2,937,901 shares of Class A Common Stock and 4,126,202 shares of Class B Common Stock held in four irrevocable trusts created by another party referred to in footnotes (c), (d) and (e), over which Marc S. Hermelin is one of three trustees who shares voting and investment power.

(k) Does not include 964,776 shares of Class A Common Stock and 1,353,077 shares of Class B Common Stock held in the irrevocable trusts referred to in footnote (e), over which David S. Hermelin shares voting and investment power as one of three trustees.

(l) All of such shares are owned, or represented by shares purchasable as set forth in footnote (a), solely by such persons. In determining the percentage of shares deemed beneficially owned by all directors and officers as a group, the exercise of all options held by each person which are currently exercisable or exercisable within 60 days of July 1, 2003 is assumed. For such purposes, 21,970,269 shares of Class A Common Stock and 10,887,564 shares of Class B Common Stock are deemed to be outstanding.


         Although 21,757,734 shares of Class A Stock were outstanding as of July 1, 2003, holders of the 40,000 outstanding shares of the 7% Preferred Stock have the current right to convert such shares into 225,000 shares of Class A Common Stock, each of which will entitle the holder thereof to one-twentieth of one vote on all matters to be voted upon by shareholders. Each share of 7% Preferred Stock is convertible into Class A Common Stock at a ratio of 5.625 shares of Class A Common Stock for each share of 7% Preferred Stock. If all such shares of Class A Common Stock were issued, the aggregate voting power thereof would be equivalent to the voting power of 11,250 shares of Class B Common Stock.

         In addition, all holders of Class B Common Stock have the right, at any time, to convert their Class B Common Stock into Class A Common Stock on a share-for-share basis. If all shares of Preferred Stock and all shares of Class B Common Stock were converted into Class A Common Stock, 33,082,833 shares of Class A Common Stock would be outstanding and each person included in the previous table would hold the number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock listed in the table plus the number of shares of Class A Common Stock listed in the table including options exercisable currently or within 60 days after July 1, 2003.

                 PROPOSAL 1 - ELECTION OF TWO CLASS B DIRECTORS

                       INFORMATION CONCERNING NOMINEES AND
                         DIRECTORS CONTINUING IN OFFICE

         Directors Victor M. Hermelin and Alan G. Johnson are the nominees for election as Class B directors for a three-year term expiring at the annual meeting in 2006.

         The following table lists, for the nominees for directors and for present directors continuing in office, each such person's principal occupation for at least the past five years, each person's present position with the Company, the year in which each was first elected as a director, the directorship of each person, each person's age and each person's directorships with other companies whose securities are registered with the Securities and Exchange Commission.


                                                            Service as a
                                            Director          Director       Occupation; Position with Company;
                   Name                     Class (a)           Since            Other Directorships; Age
                   ----                     ---------       ------------     ----------------------------------


         Victor M. Hermelin (b)                 B                1946        Chairman  of the  Board  of  the  Company
         (Nominee)                                                           since 1972; Treasurer of the Company from
                                                                             1971 to 2000; Director and Vice President
                                                                             of  Particle  Dynamics,  Inc. since 1974;
                                                                             Age 89.

         Marc S. Hermelin                       A                1973        Vice   Chairman   of  the  Board  of  the
                                                                             Company  since  1974;   Chief   Executive
                                                                             Officer  from 1975 to  February  1994 and
                                                                             since  December  1994;  Director and Vice
                                                                             President  of  Particle  Dynamics,   Inc.
                                                                             since 1974; Age 61.

         Alan G. Johnson                        B                1976        Director  and  Secretary  of the Company;
         (Nominee)                                                           Senior Vice President-Strategic  Planning
                                                                             and  Corporate   Growth  of  the  Company
                                                                             since  September  1999,  pursuant  to  an
                                                                             Employment   Agreement,   dated   as   of
                                                                             September 27, 1999,  between Mr.  Johnson
                                                                             and  the  Company;  Chairman  and  CEO of
                                                                             Johnson   Research  &  Capital  Inc.,  an
                                                                             investment  banking  firm,  from  January
                                                                             1999 to September  1999;  Attorney at Law
                                                                             and prior to January  1, 1999,  member or
                                                                             partner  since  1976 in the  law  firm of
                                                                             Gallop,  Johnson & Neuman,  L.C.  and its
                                                                             predecessors,    St.   Louis,   Missouri;
                                                                             Director  of  Particle   Dynamics,   Inc.
                                                                             since    1977;    Director    of    ETHEX
                                                                             Corporation   since  1990;   Director  of
                                                                             Ther-Rx  Corporation since 1998; Director
                                                                             of Siboney Corporation; Age 68.

         Jean M. Bellin                         C                2003        Director;  Vice  President  since 2003 of
                                                                             Luitpold  Pharmaceuticals  with worldwide
                                                                             responsibility  for two of its divisions;
                                                                             President,   CEO  and   Director  of  New
                                                                             Medical  Concepts,   Inc.  from  1997  to
                                                                             2003; Vice President of the U.S.,  Canada
                                                                             and   Inter-continental    pharmaceutical
                                                                             business  of  UCB  Pharma  from  1993  to
                                                                             1996; Age 53.

         Norman D. Schellenger                  C                1998        Director;  Retired since 1997;  President
                                                                             of  Whitby  Pharmaceuticals  from 1992 to
                                                                             1994; Age 71.

         Kevin S. Carlie                        A                2001        Director;  President  since 1995 of Stone
                                                                             Carlie &  Company,  L.C.,  an  integrated
                                                                             management services company; Age 48.

         John P. Isakson                        C                2002        Director; Retired since 1998;
                                                                             Vice  President  of  Rexall-Sundown  from
                                                                             1993 to 1998; Age 63.



(a) The term of Class C directors continuing in office expires in 2004. The term of Class A directors continuing in office expires in 2005.

(b)    Victor M. Hermelin is the father of Marc S. Hermelin.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During fiscal 2003, the Board of Directors held two formal meetings and took action by unanimous written consent on various occasions.

         The Company has a standing Audit Committee of the Board of Directors consisting of Kevin S. Carlie, Norman D. Schellenger and John P. Isakson, each of whom is "independent" in accordance with the listing standards imposed by the New York Stock Exchange. Mr. Carlie, who is a certified public accountant, serves as the Chairman of the Committee. The duties of the Audit Committee include assisting the Board of Directors in fulfilling its responsibility for the Company's accounting and financial reporting practices and facilitating communications between the Board of Directors and the Company's independent public accountants. The Audit Committee functions pursuant to a written charter. This committee held five formal meetings in fiscal 2003.

         The full Board of Directors acts as a compensation committee, acting upon the recommendation of a committee consisting of the Vice Chairman, Chief Financial Officer, Director of Human Resources Administration and Vice President of Human Resources.

         The Company has a standing Stock Option Committee of the Board of Directors consisting of Directors Norman D. Schellenger and Jean M. Bellin. The duties of the Stock Option Committee are to determine the individuals to whom options are to be granted and the terms and provisions of such options under all stock option plans of the Company. The Company's Director of Human Resources Administration is an advisor to this Committee. This Committee took action by unanimous written consent on various occasions during fiscal 2003 but had no formal meetings.

         Directors Jean M. Bellin, Norman D. Schellenger, Kevin S. Carlie and John P. Isakson receive $1,000 each per day for attending each meeting of the Board of Directors, plus reimbursement of related expenses. Garnet E. Peck, Ph.D., who served as a director until May 2003, received remuneration in fiscal 2003 for his service as a director.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of all such forms furnished to the Company, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2003 except that John P. Isakson filed his Initial Statement on Form 3 one day late and Norman D. Schellenger filed a late Statement of Changes in Beneficial Ownership on Form 4 regarding an option exercised on March 4, 2003.

                        COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION;
               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         All of the directors of the Company are members of the Company's compensation committee. Of this committee, Victor M. Hermelin, Marc S. Hermelin and Alan G. Johnson are officers and employees of the Company.

         Victor M. Hermelin, the Chairman of the Board of the Company, has a license agreement with the Company pursuant to which he has licensed the use of a patent application. Royalties paid to him under the terms of this agreement were $27,916 for fiscal year 2003.

         Marc S. Hermelin, the Vice Chairman and Chief Executive Officer of the Company, is a partner in a partnership that leases certain real property to the Company. Lease payments made by the Company to the partnership for this property during the fiscal year ended March 31, 2003 totaled $269,000. The Company believes that the terms and conditions of the transactions with the affiliated person described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated persons.

         David S.  Hermelin,  the son of Marc S. Hermelin and grandson of Victor
M. Hermelin, is employed by the Company as Vice President, Corporate Strategy and Operations Analysis. For the fiscal year ended March 31, 2003, David S. Hermelin received total salary and incentives of $204,990 from the Company.

         Mitchell I. Kirschner, the brother-in-law of Marc S. Hermelin and son-in-law of Victor M. Hermelin, is employed by the Company as Vice President, New Business Development. For the fiscal year ended March 31, 2003, Mitchell I. Kirschner received total salary and incentives of $280,978 from the Company.

                             EXECUTIVE COMPENSATION

         The following table reflects compensation paid or payable by the Company and its subsidiaries for fiscal years ended March 31, 2001, 2002 and 2003, to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose combined salary and bonus earned in fiscal 2003 exceeded $100,000.


                                  Summary Compensation Table

                                                             Annual Compensation
                                               ---------------------------------------------
                                                                                  All Other
                                                                                Compensation
   Name and Principal Position           Year    Salary ($)      Bonus ($)          ($) (1)
   ---------------------------           ----    ----------      ---------          -------


Marc S. Hermelin                         2003     906,538      1,282,000 (2)          75,101
Vice Chairman of the Board               2002     894,060      1,416,500 (2)         198,161
and Chief Executive Officer              2001     847,984      1,103,000 (2)         181,740

Alan G. Johnson                          2003     364,354         25,000              12,750
Senior Vice President                    2002     350,600             --              11,177
Strategic Planning and                   2001     356,138         25,000              10,572
Corporate Growth

Victor M. Hermelin                       2003     244,459         60,000              13,948
Chairman of the Board                    2002     235,263         50,000              13,985
                                         2001     235,085         60,000                  --

Gerald R. Mitchell                       2003     170,262         50,000              11,691
Vice President, Treasurer                2002     170,136             --              19,162
and Chief Financial Officer              2001     166,542         25,000              17,787

Raymond F. Chiostri                      2003     261,119             --               9,647
President and Chief Executive            2002     251,214             --               9,164
Officer of Particle Dynamics, Inc.       2001     250,834             --               8,986


(1) Consists of Company contributions to the Company's profit sharing plan and 401(k) plan, and vacation earned, but not taken, and paid. For Marc
         S. Hermelin, vacation earned, but not taken, and paid, was $0, $177,497 and $164,227 for fiscal years 2003, 2002 and 2001, respectively.


(2)      $273,000,  $208,000 and $130,000 of the amounts in 2003, 2002 and 2001, respectively, were paid in the form of stock options for the purchase of 100,000 shares of Class B Stock in 2003 and 50,000 and 75,000 shares each of Class A Stock and Class B Stock in 2002 and 2001, respectively.




                         INFORMATION AS TO STOCK OPTIONS

         No options to acquire Class A Stock were issued during fiscal 2003 to any person named in the Summary Compensation Table. The following table lists the options to acquire Class B Stock issued during fiscal 2003 to any person named in the Summary Compensation Table.


                      Option/SAR Grants in Last Fiscal Year
                                 (Class B Stock)

                                Individual Grants


                                    Number of     Percent of Total
                                    Securities      Options/SARS
                                    Underlying       Granted to       Exercise or                    Grant Date
                                   Options/SARs     Employees in       Base Price     Expiration    Present Value
           Name                    Granted (#)       Fiscal Year         ($/Sh)           Date         ($)(1)
           ----                    -----------       -----------         ------           ----         -------

Marc S. Hermelin                     100,000             88%             $18.76          7/26/06      $273,000



(1) This estimate of value was developed solely for the purpose of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of the Company's Class B Common Stock. This estimate was developed using the Black-Scholes option pricing model (as provided by Instruction 9 to Item 402(c) of Regulation S-K governing disclosures regarding options) incorporating the following assumptions: Volatility of .619 and dividend yield of 0%, both based on the actual history since 1995 for the underlying Class B Common Stock; risk-free rate of return of 3.61% based on a five-year treasury rate and time of exercise of three to five years, being the term of the option grants and a 47.5% discount for lack of marketability.



The following tables list the value as of the end of fiscal 2003 of options held by the persons listed in the Summary Compensation Table to acquire shares of Class A Stock and Class B Stock:



             Aggregated Option/SAR Exercises in Last Fiscal Year and
               Fiscal Year-End Options/SAR Values (Class A Stock)


                                                                          Number of
                                                                          Unexercised       Value of Unexercised
                                                                        Options/ SARs at       in-the-money
                                                                             Fiscal           options/SARs at
                                                                          Year-End (#)       Fiscal Year-End ($)
                               Shares Acquired                            Exercisable/          Exercisable/
         Name                  on Exercise (#)   Value Realized ($)      Unexercisable          Unexercisable
         ----                  ---------------   ------------------      -------------          -------------


Marc S. Hermelin                     --                  --                83,000/--             $139,029/--

Alan G. Johnson                    11,250             $149,220           60,000/21,750       $475,980/$208,527

Gerald R. Mitchell                  4,140              $47,432            1,110/4,500         $12,717/$51,557





             Aggregated Option/SAR Exercises in Last Fiscal Year and
               Fiscal Year-End Options/SAR Values (Class B Stock)


                                                                          Number of
                                                                          Unexercised       Value of Unexercised
                                                                        Options/ SARs at       in-the-money
                                                                             Fiscal           options/SARs at
                                                                          Year-End (#)       Fiscal Year-End ($)
                               Shares Acquired                            Exercisable/          Exercisable/
         Name                  on Exercise (#)   Value Realized ($)      Unexercisable          Unexercisable
         ----                  ---------------   ------------------      -------------          -------------


Marc S. Hermelin                    35,000            $274,855            218,950/--            $624,607/--

Victor M. Hermelin                    --                 --                37,500/--            $294,488/--

Alan G. Johnson                       --                 --             60,000/15,000        $454,680/$113,670

Gerald R. Mitchell                   4,090             $46,831           1,160/4,500          $13,282/$51,525



                         REPORT OF BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

Overview

         The Company's executive compensation policy is to provide compensation and benefit programs to enable it to attract and retain talented key employees, and to encourage the enhancement of shareholder value by providing incentives for corporate performance and individual performance, in terms of current achievements as well as significant initiatives with long-term implications.

         Decisions on compensation of the Company's executive officers are made by the Board of Directors, with any member who is an executive officer abstaining from the discussion and vote relating to his own compensation. The full Board serves as a compensation committee, acting upon recommendations of a committee consisting of the Vice Chairman, Chief Financial Officer, Director of Human Resources Administration and Vice President of Human Resources.

         The Company's executive compensation program is based upon experience, tenure and a pay-for-performance philosophy. The key components of executive officer compensation are: (1) salary, which is based on the individual's overall experience, Company tenure, level of responsibility and the general and industry-specific business environment; (2) cash bonus awards, which are based on individual performance and the performance of the Company, measured in terms of the attainment of both defined and general objectives; and (3) stock option grants, intended to align management's interest in the Company's long-term success with the interests of the Company's shareholders. The size of individual awards is dependent upon the executive officer's position, salary, number of vested options and both past and expected future contributions to the Company. The Board applies the above-described criteria to each executive officer subjectively, based upon the Board's perception of each executive officer's performance and value to the Company.

Executive Benefits

         In order to provide a competitively attractive package to secure and retain executive officers, the Company supplements standard benefits packages offered to all employees with appropriate executive benefits, sometimes including car allowances, additional insurance coverage and appropriate expense reimbursements.

Chief Executive Officer

         The Company has an employment agreement with Marc S. Hermelin, Vice Chairman and Chief Executive Officer, commencing in 1996 with an initial term that expired in March 2002 and automatic renewals for successive 12-month periods. Mr. Hermelin initially received base compensation of $593,068, increasing annually by the greater of the consumer price index (CPI) or 8%. Mr. Hermelin is insured under life insurance policies for which the premium is to be repaid to the Company out of policy proceeds. In addition, Mr. Hermelin is entitled to receive an incentive bonus decreasing from 7% to 4% of net income based on a formula related to the Company exceeding certain net income levels.

         In the event of voluntary termination of full-time employment prior to age 65, Mr. Hermelin's agreement provides for a consulting arrangement, whereby he would provide a minimum number of hours of consulting services to the Company in return for 50% of his base salary and/or bonus or additional payments for services in excess of the minimum. Upon retirement or death, the agreement provides for consulting payments of a maximum of 30% of average base salary/bonus and retirement benefits of a maximum of 30% of base salary, adjusted annually by the greater of CPI or 8% for a minimum of 10 years or life. In the event of his death prior to age 65, a portion of the preceding benefits are paid for a minimum of 10 years to his beneficiaries. In the event of his termination, other than by death or disability, the agreement provides for payment of an amount equal to his then base salary and 36 monthly payments equal to 75% of his last monthly base salary. In the event of a change of control, Mr. Hermelin could receive the above payment or elect a lump sum cash payment of 2-1/2 times his base salary, acceleration of stock options and employee benefits for 30 months. The Company has secured its obligations to Mr. Hermelin as required by the agreement.

Other Officers

         Consistent with the Board's executive  compensation program: (a) Gerald
R.  Mitchell  has  an  employment   agreement  (extending  from  year  to  year)
establishing base levels of compensation, subject to normal compensation reviews; (b) Alan G. Johnson has an employment agreement (extending from year to year) establishing base levels of compensation, subject to normal compensation reviews and an incentive bonus based on performance; and (c) Raymond F. Chiostri has an employment agreement (through March 31, 2004, with automatic renewal for successive two-year periods) providing base compensation and an incentive bonus based on performance. In addition, Victor M. Hermelin has a consulting agreement with the Company which was to expire April 30, 2004. On March 31, 2003, the Company extended the terms of the consulting agreement through April 30, 2011. Mr. Hermelin also has an employment agreement that was amended as of April 3, 2003, to reinstate its surviving spouse provision pursuant to which Mr. Hermelin's surviving spouse, in the event of Mr. Hermelin's death, would receive salary continuation compensation through March 31, 2020.

Compliance with Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to the chief executive officer and any one of the four other most highly compensated executive officers for any fiscal year. Qualifying performance-based compensation is not subject to the limitation if certain requirements are met. Based on regulations issued by the Internal Revenue Service, the Company has taken the necessary actions to ensure deductibility of performance-based compensation paid to such officers.

                      Submitted by the Board of Directors:

                 Marc S. Hermelin           Victor M. Hermelin
                 Alan G. Johnson            Jean M. Bellin
                 Norman D. Schellenger      Kevin S. Carlie
                 John P. Isakson

                             AUDIT COMMITTEE REPORT

         In connection with the March 31, 2003 financial statements, the Audit Committee has:

(a) reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended March 31, 2003;

(b) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

(c) received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as amended, by the Independence Standard Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

                                THE AUDIT COMMITTEE OF THE
                                BOARD OF DIRECTORS OF
                                K-V PHARMACEUTICAL COMPANY

                                Kevin S. Carlie, Chairman of the Audit Committee

                                Norman D. Schellenger, Member of the Audit
                                Committee

                                John P. Isakson, Member of the Audit Committee

Fees Billed by Independent Public Accountants

         The following table sets forth the amount of audit fees, financial information systems design and implementation fees and all other fees billed or expected to be billed by BDO Seidman, LLP, the Company's principal accountant, for the year ended March 31, 2003:

                                                    Amount

Audit Fees (1)                                      $173,986
Financial Information Systems
Design and Implementation Fees (2)                     --
All Other Fees (3)                                  $102,490
                                                    --------
       Total Fees                                   $276,476
                                                    ========


(1) Includes annual financial statement audit and limited quarterly review services.

(2) No such services were provided by BDO Seidman, LLP for the most recent fiscal year.

(3)      Primarily   represents   consulting   services   related  to  potential
         acquisitions, 401(k) Plan audit and other filings with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of the Company has considered whether the provision of other non-audit services is compatible with maintaining BDO Seidman, LLP's independence and has concluded that they are compatible.

                             COMPARISON OF FIVE YEAR
                             CUMULATIVE TOTAL RETURN

         Set forth below is a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years on an indexed basis with the NYSE Composite Index and the S&P Pharmaceuticals Index, a nationally recognized industry standard index. The graph assumes the investment of $100 in Company Class A and Class B Common Stock, the NYSE Composite Index, and the S&P Pharmaceuticals Index on March 31, 1998, and reinvestment of all dividends. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG K-V PHARMACEUTICAL COMPANY, THE NYSE COMPOSITE
                                      INDEX
                        AND THE S&P PHARMACEUTICALS INDEX

                                     [CHART]








*$100 invested on 3/31/98 in stock or index including reinvestment of dividends.
Fiscal year ended March 31.



                                                              For Fiscal Year Ended March 31,
                                                              -------------------------------
                                               1999          2000          2001          2002          2003
                                               ----          ----          ----          ----          ----

K-V PHARMACEUTICAL COMPANY                     77.32        148.08        159.19        242.40        144.63

NYSE COMPOSITE                                106.44        112.86        105.51        112.22         87.32

S&P PHARMACEUTICALS                           132.19        110.16        128.25        128.58        103.73


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         BDO Seidman, LLP served as the Company's independent public accountants for the fiscal year ended March 31, 2003 and has served in such capacity since May 1996. As of the date of this Proxy Statement, the process of selection of the Company's independent public accountants for the current fiscal year ending March 31, 2004 has not been completed.

         Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

                                  ANNUAL REPORT

    The Annual Report of the Company for fiscal 2003 accompanies this notice.

                      FUTURE PROPOSALS OF SECURITY HOLDERS

         Proposals of shareholders and nominations for directors intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company's Secretary no later than March 17, 2004, for consideration and inclusion in the proxy statement and proxy card for that meeting. Stockholder proposals and nominations for directors that do not appear in the proxy statement may be considered at the 2004 Annual Meeting of Shareholders only if written notice of the proposal is received by the Company's Secretary no later than May 31, 2004. All proposals should be addressed to the Secretary, K-V Pharmaceutical Company, 2503 South Hanley Road, St. Louis, 63144.

                                 OTHER BUSINESS

         The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy thereon in accordance with the judgment of such persons.

                                  MISCELLANEOUS

         The Company will bear the cost of the solicitation of proxies. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone or personal contact and may request brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

         Shareholders are urged to mark, sign, date and send in their proxies without delay.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, as filed with the Securities and Exchange Commission (including related financial statements and schedules), is available to shareholders, without charge, upon written request to the Secretary, K-V Pharmaceutical Company, 2503 South Hanley Road, St. Louis, Missouri 63144.

                                 ALAN G. JOHNSON
                                 Secretary

St. Louis, Missouri
July 15, 2003